Exhibit 3(i)

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CARDIUM THERAPEUTICS, INC.

a Delaware corporation

Cardium Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Cardium Therapeutics, Inc. (“Corporation”).

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on December 22, 2003, and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on May 20, 2005.

3. This Second Amended and Restated Certificate of Incorporation, which restates, integrates, amends and supersedes the existing Certificate of Incorporation of this Corporation, as previously amended and restated, was duly adopted in accordance with the provisions of Sections 141(f), 228, 242, and 245 of the General Corporation Law of the State of Delaware by the unanimous written consent of the Corporation’s Board of Directors and the written consent of the Corporation’s stockholders, with written notice being provided to all non-consenting stockholders in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I.

The name of this Corporation is Cardium Therapeutics, Inc.

ARTICLE II.

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of this Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III.

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

The total number of shares of stock this Corporation shall have authority to issue is Two Hundred Forty Million (240,000,000), divided into Two Hundred Million (200,000,000) shares of Common Stock, $0.0001 par value, and Forty Million (40,000,000) shares of Preferred Stock,

$0.0001 par value. There shall be only one (1) class of Common Stock and all holders of Common Stock issued by this corporation shall have equal voting rights per share of Common Stock.

The Board of Directors of this Corporation is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereon including, but not limited to, the determination of dividend, voting, liquidation, redemption and conversion rights, preferences and limitations and any other preferences and relative, participating, optional or other special rights. The Board of Directors is also authorized to increase or decrease the number of shares of any series before or after the issue of that series, but not above the total number of authorized and unissued shares of the class or below the number of shares of such series then outstanding.

ARTICLE V.

The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors, except that no decrease in the number of such directors shall prevent any incumbent director from serving the balance of the term for which he was duly elected or appointed unless he is removed from office in accordance with this Certificate of Incorporation, the Bylaws of the Corporation or applicable law. No director of the Corporation may be removed except for cause, and the affirmative vote of all classes of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, shall be required to remove a director for cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for gross negligence, breach of fiduciary duty, or misconduct in the performance of the director’s obligations to the Corporation, and such conviction or adjudication has become final and nonappealable. All vacancies including those caused by an increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum. Directors so appointed to fill any vacancy shall serve until their successors are elected and qualified. The directors shall be classified as to the duration of their respective terms, or as to their election by one or more authorized classes or series of shares, in accordance with the terms of the Bylaws of this Corporation.

ARTICLE VI.

Unless and except to the extent the Bylaws of this Corporation shall so require, the election of directors of this Corporation need not be by written ballot.

ARTICLE VII.

Any proposal duly brought before the stockholders of this Corporation that previously has not been approved by a majority of the Board of Directors of this Corporation, must be approved by the affirmative vote of the holders of not less than sixty percent (60%) of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Subject to the provisions of Article IX below regarding cumulative voting, any proposal duly brought before the stockholders of this Corporation that previously has been approved by a majority of the Board of Directors of this Corporation and that, under applicable laws of the State of Delaware, requires the affirmative vote of the stockholders entitled to vote thereon, must be approved by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. Unless otherwise required by law, all such shares shall vote as a single class.

ARTICLE VIII.

No action may be taken by written consent of the stockholders.

ARTICLE IX.

Notwithstanding the provisions of Article VII above and Article XIV below, the stockholders of this Corporation shall not have the right to cumulative voting unless an amendment to this Article IX permitting such cumulative voting is approved by the affirmative vote of not less than sixty percent (60%) of the directors of this Corporation, and duly adopted by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. Unless otherwise required by law, all such shares shall vote as a single class.

ARTICLE X.

A. In addition to any affirmative vote required or permitted by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in A(i) and A(ii) of this Article X, the Corporation shall not effect, directly or indirectly, any Stock Repurchase from an Interested Stockholder unless said Stock Repurchase is authorized by the affirmative vote of the holders of not less than sixty percent (60%) of the total voting power of all issued and outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class, which shares are Beneficially Owned by Persons other than such Interested Stockholder.

The preceding provisions of this Article X shall not be applicable to any Stock Repurchase from an Interested Stockholder if such Stock Repurchase is effected by the Corporation pursuant to:

(i) a tender offer or exchange offer by the Corporation for some or all of the outstanding shares of any or all classes of stock of the Corporation made on the same terms to all holders of such shares; or

(ii) an open market stock purchase program approved by a majority of those members of the Board who were duly elected and acting members of the Board prior to the time such person became an Interested Stockholder.

B. For purposes of this Article X:

(i) The following terms shall be defined by reference to the Securities Exchange Act of 1934 and the rules in effect thereunder on the date of this Second Amended and Restated Certificate of Incorporation: “Affiliate,” “Associate” and “Subsidiary” shall have the respective meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, and “Beneficial Owner” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

(ii) “Interested Stockholder” shall mean a Person (other than any Subsidiary of the Corporation, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any trustee of or a fiduciary with respect to any such plan when acting in such capacity) who: (a) has been a Beneficial Owner for a period of less then two years immediately prior to the Determination Date of five percent or more of the issued and outstanding shares of Voting Stock (including any Voting Stock which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement, or understanding); or (b) is an Affiliate of the Corporation who became the Beneficial Owner of five percent or more of the issued and outstanding shares of Voting Stock at any time within the two-year period immediately prior to the Determination Date; or (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were Beneficially Owned by any Interested Stockholder at any time within the two-year period immediately prior to the Determination Date, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(iii) “Stock Repurchase” shall mean any direct or indirect purchase by the Corporation or any Subsidiary of the Corporation of any shares of the stock of the Corporation at a price greater than the Market Price of such shares, or any direct or indirect purchase of such shares for any consideration other than cash.

(iv) “Market Price” shall mean the closing sale price on the trading day immediately preceding the Determination Date of a share of the Corporation’s stock on the principal United States securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the last trading day immediately preceding the Determination Date on the National Association of Securities Dealers, Inc. automated quotations system or any similar system then in use, or if no such quotations are available, the fair market value on the Determination Date of a share of such stock as determined in good faith by a majority of the Board.

(v) “Determination Date” shall mean the date upon which the determination of Market Price is made by the Board.

(vi) “Person” shall mean any individual, firm, corporation or other entity and shall include any group comprising any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock.

C. Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

D. The Board shall have the power and duty to determine for the purposes of this Article X on the basis of information known to its members after reasonable inquiry, (i) whether a Person is, and if so, when such Person became, an Interested Stockholder, (ii) the number of shares of stock of the Corporation or other securities of which any Person is a Beneficial Owner and the number of votes entitled to be cast by such person, (iii) whether a Person is an Affiliate or Associate or another, and (iv) whether the price proposed to be paid for any shares of stock of the Corporation is in excess of the Market Price of such shares. Any such determination made in good faith shall be binding on and conclusive for all parties.

For the purposes of determining whether a Person is an Interested Stockholder pursuant to Section B(ii) of this Article X, the shares of the stock of the Corporation deemed to be outstanding shall include shares deemed Beneficially Owned by such Person, but shall not include any other shares of stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

ARTICLE XI.

A director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as provided below in this Article XI and except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of this Corporation hereunder in respect of any act or omission occurring before the time of such amendment, modification or repeal.

The foregoing provision, however, shall not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) for the payment of dividends in violation of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the law of the State of Delaware is amended after approval of this Article XI so as to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of this Corporation shall thereupon be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. The provisions of this Article XI shall not be deemed to limit or preclude indemnification of a director by this Corporation for any liability of a director which has not been eliminated by the provisions of this Article XI.

ARTICLE XII.

This Corporation is authorized to indemnify the directors, officers, employees and agents of this Corporation to the fullest extent permissible under Delaware law through provisions in the Bylaws of this Corporation, indemnification agreements with such persons, resolutions of the Board of Directors, or otherwise as permitted by applicable law. Notwithstanding the foregoing authorization, nothing herein shall be deemed to require this Corporation to indemnify any director, officer, employee or agent in excess of the indemnification expressly required by applicable Delaware law. Any amendment, modification or repeal of the foregoing shall not adversely affect any right of a person hereunder in respect of any matter occurring before the time of such amendment, modification or repeal.

ARTICLE XIII.

This Corporation shall have perpetual existence.

ARTICLE XIV.

Any amendment, alteration, change or repeal of any provisions contained in this Certificate of Incorporation duly brought before the stockholders of this Corporation that previously has not been approved by a majority of the Board of Directors of this Corporation, must be approved by the affirmative vote of the holders of not less than sixty percent (60%) of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Subject to the provisions of Article IX above regarding cumulative voting, any proposal duly brought before the stockholders of this Corporation that previously has been approved by a majority of the Board of Directors of this Corporation and that, under applicable laws of the State of Delaware, requires the affirmative vote of the stockholders entitled to vote thereon, must be approved by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. Unless otherwise required by law, all such shares shall vote as a single class.

I, the undersigned, for the purpose of amending and restating the Corporation’s Certificate of Incorporation, do make, file and record this Second Amended and Restated Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 12th day of January, 2006.

CARDIUM THERAPEUTICS, INC.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard,
Chief Executive Officer and President